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                       [SALOMON BROTHERS INC LETTERHEAD]



                                                                  EXHIBIT 23.9




We hereby consent to the use of our name and to the description of our opinion letter, dated August 25, 1996, under the captions "Summary -- Opinion of WorldCom's Financial Advisor", "Plan of Merger -- Background of Merger" and "Plan of Merger -- Opinions of Financial Advisors -- WorldCom" in, and to the inclusion of such opinion letter as Appendix V to, the Joint Proxy Statement/ Prospectus which is part of the Registration Statement on Form S-4 of WorldCom, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come with the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SALOMON BROTHERS INC


By /s/ EDUARDO G. MESTRE
   ---------------------
   Managing Director


New York, New York
November 12, 1996